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As filed with the Securities and Exchange Commission on May 14, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SONUS NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation or Organization)

04-3387074
(I.R.S. Employer Identification No.)

5 Carlisle Road, Westford, Massachusetts (Address of Principal Executive Offices)	01886 (Zip Code)

Amended and Restated 1997 Stock Incentive Plan
2000 Employee Stock Purchase Plan
(Full Title of the Plan)

Hassan M. Ahmed
President and Chief Executive Officer
Sonus Networks, Inc.
5 Carlisle Road
Westford, MA 01886
(Name and Address of Agent for Service)

(978) 692-8999
Telephone Number, Including Area Code, of Agent For Service

Copy to:
 Johan V. Brigham, Esq.
BINGHAM DANA LLP
 150 Federal Street
Boston, Massachusetts 02110
(617) 951-8000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share, to be issued under the Amended and Restated 1997 Stock Incentive Plan	30,000,000	$3.29	$98,700,000	$7,984.83

Common Stock, $0.001 par value per share, to be issued under the 2000 Employee Stock Purchase Plan	10,000,000	$3.29	$32,900,000	$2,661.61

Total Fee to be Paid by Registrant:				$10,646.44

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock, $0.001 par value per share, reported by the Nasdaq National Market on May 8, 2003.

EXPLANATORY NOTE

        On August 9, 2000, we filed a Registration Statement on Form S-8 (File No. 333-32206) (referred to in this document as, the "First Registration Statement") that registered under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 12,388,152 shares of common stock, par value $0.001 per share (the "Common Stock"), issuable by us under our Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan") and 2,154,708 shares of Common Stock issuable by us under our 2000 Employee Stock Purchase Plan (the "2000 Plan"). On February 2, 2001, we filed a subsequent Registration Statement on Form S-8 (File No. 333-54932) (referred to in this document as, the "Second Registration Statement") that registered an additional 10,862,349 shares of Common Stock to issuable by us under the 1997 Plan.

        This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 30,000,000 shares of Common Stock issuable upon the exercise of stock options grants, or to be granted, under the 1997 Plan and 10,000,000 shares of Common Stock issuable pursuant to the 2000 Plan, at any time or from time to time after the date hereof under each plan. Pursuant to General Instruction E to Form S-8, we hereby incorporate herein by reference the contents of the First Registration Statement and the Second Registration Statement.

        We also hereby incorporate by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission:

DOCUMENTS	PERIOD
The description of our Common Stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A pursuant to Section 12(g) of the Securities Exchange Act	Filed April 5, 2000
Annual Report on Form 10-K	Year ended, December 31, 2002
Quarterly Report on Form 10-Q	Quarter ended, March 31, 2003
Current Reports on Form 8-K	Filed January 22, 2003, April 9, 2003 and April 22, 2003

        In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold shall be incorporated by reference into this Registration Statement as of the filing date of each.

        You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

Sonus Networks, Inc.
5 Carlisle Road
Westford, MA 01886
Attention: Stephen J. Nill,
Vice President of Finance and
Administration and Chief Financial Officer
Tel.: (978) 692-8999

Item 5. Interests Of Named Experts And Counsel.

        As of May 14, 2003, attorneys at Bingham McCutchen LLP, our outside corporate counsel, owned, in the aggregate, 76,800 shares of our Common Stock.

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description of Documents
4.1	*	Fourth Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.
4.2	*	Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit No. 3.2 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.
4.3	*	Amended and Restated 1997 Stock Incentive Plan, incorporated by reference to Exhibit No. 10.2 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.
4.4	*	2000 Employee Stock Purchase Plan, as amended, incorporated by reference to Exhibit No. 10.3 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.
5.		Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.
23.1		Consent of Ernst & Young LLP, independent accountants.
23.2		Consent of Bingham McCutchen LLP (included in Exhibit 5).
24		Power of Attorney (included on the signature page of this Registration Statement).

*
Previously filed and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Commonwealth of Massachusetts, as of the 14th day of May 2003.

SONUS NETWORKS, INC.
By:	/s/ HASSAN M. AHMED Hassan M. Ahmed President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints Hassan M. Ahmed, Stephen J. Nill, and each of them severally, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the 14thth day of May 2003.

Signature	Title

/s/ HASSAN M. AHMED Hassan M. Ahmed	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ STEPHEN J. NILL Stephen J. Nill	Vice President of Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)
Rubin Gruber	Chairman of the Board of Directors and Director
/s/ EDWARD T. ANDERSON Edward T. Anderson	Director
/s/ PAUL J. FERRI Paul J. Ferri	Director
/s/ PAUL J. SEVERINO Paul J. Severino	Director
/s/ ALBERT NOTINI Albert Notini	Director

Exhibit Index

Exhibit No.		Description of Documents
4.1	*	Fourth Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.
4.2	*	Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit No. 3.2 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.
4.3	*	Amended and Restated 1997 Stock Incentive Plan, incorporated by reference to Exhibit No. 10.2 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.
4.4	*	2000 Employee Stock Purchase Plan, as amended, incorporated by reference to Exhibit No. 10.3 to the Registrant's Registration Statement on Form S-1 (file No. 333-32206), filed on May 22, 2000.
5.		Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.
23.1		Consent of Ernst & Young LLP, independent accountants.
23.2		Consent of Bingham McCutchen LLP (included in Exhibit 5).
24		Power of Attorney (included on the signature page of this Registration Statement).

*
Previously filed and incorporated herein by reference.

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EXPLANATORY NOTE
  Item 5. Interests Of Named Experts And Counsel.
  Item 8. Exhibits .
SIGNATURES
POWER OF ATTORNEY
Exhibit Index